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Exhibit 4.4

REGISTERED
No. FXR-
CUSIP NO.

PHH CORPORATION
INTERNOTE®
(FIXED RATE)

        If this Debt Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE:		PRINCIPAL AMOUNT: $
INTEREST RATE:		MATURITY DATE:
INTEREST PAYMENT FREQUENCY (check applicable):
[ ] MONTHLY [ ] SEMI-ANNUAL	[ ] QUARTERLY [ ] ANNUAL
REDEMPTION PROVISIONS: [ ] YES		REPAYMENT PROVISIONS: [ ] YES
	REDEEMABLE ON OR AFTER:	OPTIONAL REPAYMENT DATE:
	INITIAL REDEMPTION PERCENTAGE:	OPTIONAL REPAYMENT PRICE:
ANNUAL REDEMPTION PERCENTAGE REDUCTION:
OTHER PROVISIONS:		SURVIVOR OPTION: [ ] YES

        If this Debt Security is issued with original issue discount, the following information is supplied for purposes of Sections 1273 or 1275 of the Internal Revenue Code: Issue Price (for each $1,000 principal amount): $                              ; Original Issue Discount Under Section 1272 of the Internal Revenue Code (for each $1,000 principal amount): $                        ; Yield To Maturity:            ; Method Used to Determine Yield To Maturity For Short Accrual Period of            to            :            ; and Original Issue Discount for Short Accrual Period of            to            :

        PHH CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Corporation"), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum set forth above in U.S. dollars, on the Stated Maturity shown above (the "Maturity Date"), in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for as follows: the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month of the Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month of the Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month of the Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month of the Issue Date (the "Interest Payment Dates"), unless otherwise provided above, commencing with the Interest Payment Date immediately following the Original Issue Date shown above, and on the Maturity Date, at the interest rate per annum shown above until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date shown above is after a Regular Record Date (as defined below) and on or before the immediately following Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Note is registered in the security register (the "Security Register") of the Corporation (the "Holder") on such next succeeding Regular Record Date and provided, further, that, the Corporation will make all such payments in U.S. dollars in amounts determined as set forth below. As used herein, the "Regular Record Date" for any Interest Payment Date shall be the first day of the calendar month in which the Interest Payment Date occurs, except that the Regular Record Date for the final interest payment is the final Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of November 6, 2000 (hereinafter called the "Base Indenture"), between the Corporation and Bank One Trust Company, N.A., as trustee (hereinafter called the "Trustee", which term includes any successor trustee under the Indenture) as amended and supplemented by Supplemental Indenture No. 1 dated as of November 6, 2000 ("Supplemental Indenture No. 1") and Supplemental Indenture No. 3 dated as of May 30, 2002 ("Supplemental Indenture No. 3" and, together with the Base Indenture and Supplemental Indenture No. 1, the "Indenture"), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the applicable Regular Record Date (whether or not a Business Day); provided, however, that interest payable at the Maturity Date will be paid to the Person to whom said principal sum is payable. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such applicable Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Payment of the principal of (and premium, if any) and any interest on this Note due to the Holder hereof at the Maturity Date will be made in immediately available funds, upon surrender of this Note at the offices of the Trustee, 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, provided that the Note is presented to the Trustee or its agent in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) will be made by check mailed to the address of the person entitled thereto at the Holder's last address as it appears on the Security Register. Payments of principal, premium if any, and interest on Global Notes will be made to the Depositary by wire transfer, either in same day funds or in next day funds. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of Notes of like tenor and term shall, upon written request, be entitled to receive payments of interest (other than interest on said Notes due to the Holder at Maturity) by wire transfer to an account maintained by such Holder with a bank located in the United States of America.

        Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its office, 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041, on or prior to the Regular Record Dates relating to the applicable Interest Payment Dates and any such designation made with respect to any Note by a registered Holder shall remain in effect with respect to any further payments with respect to this Note payable to such Holder unless revoked or changed by written instructions received by the Trustee from such Holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to such Interest Payment Date.

        If any Interest Payment Date or the Maturity Date (or date of redemption or repayment) of this Note would fall on any day which is not a Business Day (as defined below), the payment of interest and principal (and premium, if any) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

        This Note is one of a duly authorized issue of securities of the Corporation (hereinafter called the "Securities"), issued and to be issued in one or more series under the Indenture, to which Indenture and applicable indentures supplemental thereto reference is hereby made for a description of the respective rights, obligations, duties and immunities thereunder of the Corporation, the Trustee and the holders of the

Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities, which series is unlimited in aggregate principal amount and is designated as the PHH InterNotes® (the "Notes") of the Corporation, of which series the Corporation initially has designated $500,000,000 aggregate principal amount. The Notes may be issued from time to time in various principal amounts, mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, and may have other terms as may be designated with respect to a Note.

        Interest payments for this Note will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months, unless otherwise provided above.

        Unless otherwise indicated above, this Note may not be redeemed by the Corporation prior to Maturity. If so indicated above, this Note may be redeemed on any date on or after the date set forth above, either in whole or in part, at the option of the Corporation, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%.

        If this Note is subject to redemption, notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all conditions and provisions of the Indenture. In the event of redemption of this Note in part, a new Note for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        Unless otherwise indicated above, this Note may not be repaid prior to Maturity. If so indicated above, this Note may be payable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown above at a price equal to 100% of the principal amount to be repaid, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank of trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with form duly completed must be received by the Trustee by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

        If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment or supplementing thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains a provision permitting the holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of all Securities of such series, to waive any past defaults under the Indenture with respect to such series of Securities and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

        As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holder of not less than 25% in principal amount of the Notes of this series at the time outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes of this series at the time outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days, provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Note on or after the respective due date expressed herein.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Corporation in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for the same aggregate principal amount of Notes of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

        Prior to due presentation of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

        The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture.

        IN WITNESS WHEREOF, PHH CORPORATION has caused this instrument to be signed by its duly authorized officers, and has caused its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

PHH CORPORATION
By:	Title:
Attest:
By:	Title:

        [SEAL]

BANK ONE TRUST COMPANY, N.A., as Trustee
By:	Authorized Signatory

        [SEAL]

ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee

the within Note of PHH CORPORATION and does hereby irrevocably constitute and appoint
attorney to transfer the said Note on the books of the Corporation, with full power of substitution in the premises.
Dated:	Your Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Corporation to repay $                      principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with Interest thereon accrued to the date of repayment, to the undersigned at

(Please Print or Type Name and Address of the Undersigned)

and to issue to the Undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note, if any.

        For the Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Corporation within the relevant time period set forth above at the offices of the Trustee, at 55 Water Street, 1st Floor, Jeanette Park Entrance, New York, New York 10041.

Dated:	Your Signature:

NOTICE: The signature to this Option to Elect Repayment must correspond with the name as written upon the within Note in every particular without alteration or enlargement or any change whatsoever.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

        Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee

the within Note of PHH CORPORATION and does hereby irrevocably constitute and appoint
attorney to transfer the said Note on the books of the Corporation, with full power of substitution in the premises.
Dated:	Your Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.

SURVIVOR'S OPTION RIDER

        If the Survivor's Option is applicable to this Note, the representative of a beneficial owner of such Note shall have the option to elect repayment or repurchase of such Note following the death of the beneficial owner of such Note (a "Survivor's Option"). Unless otherwise specified on the face of this Note, no Survivor's Option may be exercised if the deceased beneficial owner of the Note or his or her Representative (as defined below) held such Note for less than six months prior to the request for the exercise of the Survivor's Option.

        Pursuant to exercise of the Survivor's Option, the Company shall repay or repurchase any Note (or portion thereof) properly tendered for repayment or repurchase by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment or repurchase (or such portion of the principal amount as may be specified in the terms of any Original Issue Discount Securities on the date of such repayment or repurchase), subject to the following limitations:

  a.
  The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to 2% of the Outstanding principal amount of the Notes as of the end of the most recent calendar year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in such Notes (the "Individual Put Limitation").

  b.
  The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

  c.
  Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn.

        Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were tendered. Normally, any Note (or portion thereof) accepted for repayment or repurchase pursuant to exercise of the Survivor's Option shall be repaid or repurchased on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment or repurchase pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated

in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

        In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment or repurchase signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the owner of a beneficial interest in such Note at the time of death and such beneficial interest in such Note was acquired by the deceased beneficial owner at least six months prior to such request for repayment or repurchase, (B) the death of such beneficial owner has occurred, (C) the date of death of such beneficial owner and (D) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note, (vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of beneficial ownership of the Notes and the Claimants entitled to payment, and (vii) any additional information the Trustee requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership or authority to make the election and to cause the repayment or repurchase of the Notes. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

        The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase, together with interest accrued thereon to the repayment or repurchase date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment or repurchase. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

        For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment or repurchase pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner (i) the documents described in clauses (i), (iii), (iv), (v) and (vi) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment or repurchase pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

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PHH CORPORATION INTERNOTE® (FIXED RATE)
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
ASSIGNMENT FORM
OPTION TO ELECT REPAYMENT
SURVIVOR'S OPTION RIDER